EXHIBIT 99.1
CONTACTS: Mark Carter, VP and Investor Relations Officer (704) 557-8386
IMMEDIATE RELEASE May 7, 2014

Snyder's-Lance Inc. Signs Definitive Agreement
to Acquire Baptista’s Bakery Inc.

•	Supports Snyder's-Lance focus on branded product innovation and manufacturing capabilities

•	Supplier of our fast growing Snack Factory® Pretzel Crisps® brand

•	Includes innovative manufacturing facility in Franklin, WI

•	Commentary from management during Snyder’s-Lance first quarter earnings call, scheduled for Thursday, May 8th

Charlotte, North Carolina May 7, 2014 – Snyder’s-Lance, Inc. (NASDAQ: LNCE) (“Snyder’s-Lance”) today announced a definitive agreement has been signed to acquire Baptista’s Bakery, Inc. (“Baptista’s”), an industry leader in baked snack foods and “better for you” snacks consistent with emerging consumer trends. They are the manufacturer of our fast growing Snack Factory® Pretzel Crisps® brand and have unique capabilities consistent with the innovation plans of Snyder’s-Lance. This transaction supports efforts by Snyder's-Lance to sharpen its focus on our branded products in growth categories such as “better for you” and other emerging products which are driven by consumer preferences and insights.

“Baptista’s is a leader in highly differentiated snacks, and we’re excited to be working with their talented, creative team” said Carl E. Lee, Jr., President and Chief Executive Officer of Snyder’s-Lance. “Baptista’s is a company that has excelled in providing exceptional product quality and innovation while commercializing production in ways that are effective and unique. The team at Baptista’s is strong and dedicated, with many new product ideas which will be an excellent pairing for our brands. Our culture and values fit well with those of Baptista’s which are focused on a dedication to employees and to the community. We are committed to retaining and growing the Franklin, Wisconsin facility, which is strategically well positioned within our network. By combining the resources and expertise of Baptista’s with the scale of Snyder’s-Lance, we will accelerate our ability to deliver exciting, on-trend snacks and product innovation while expanding our “better for you” products and gaining needed capacity for our growing Snyder’s of Hanover pretzels. We welcome the Baptista’s team to the Snyder's-Lance family and look forward to winning together!”

"I am so proud of everyone at Baptista's and am very grateful for the outstanding success we have had these past 15 years," commented Nan Gardetto, CEO and founder of Baptista's. “Our success is a direct result of the dedicated, talented group of people who make up our employee team. Foremost in my mind, as I entered into conversations that led to this transaction, was my desire to find an organization that would be equally committed to our people and our community. Certainly we believe we have found an excellent steward for our business in Snyder’s-Lance. The combination of Baptista’s quality and product innovation teamed with the marketing, sales and distribution capabilities of Snyder's-Lance means our best accomplishments are yet to come. I am personally excited for our company's future and the success that lies ahead."

Summary of the Transaction
Under the transaction terms, Snyder's-Lance will acquire 100% of Baptista’s Bakery, Inc. and its manufacturing facility. William Blair & Company, L.L.C. acted as financial advisor, and Foley & Lardner, LP acted as legal counsel to Baptista’s in the transaction. K&L Gates LLP acted as legal counsel to Snyder’s-Lance. Completion of the transaction is subject to regulatory approvals as well as customary closing conditions and is expected to close in the second quarter of this year.

Conference Call
In compliance with applicable regulations, management will discuss this transaction, other transactions and first quarter 2014 earnings results during the previously scheduled Snyder’s-Lance First Quarter Earnings Call, which is scheduled to begin at 9:00am eastern time on Thursday, May 8, 2014. The conference call and accompanying slide presentation will be webcast live through the Investor Relations section of Snyder’s-Lance website, www.snyderslance.com. In addition, the slide presentation will be available to download and print approximately 30 minutes before the webcast at www.snyderslance.com. To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. A continuous telephone replay of the call will be available between 3:00pm on May 8 and midnight on May 15. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 35042167. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc.
Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder's-Lance has manufacturing facilities in North Carolina, Pennsylvania, Iowa, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio and Ontario, Canada. Products are sold under the Snyder's of Hanover®, Lance®, Cape Cod®, Snack Factory® Pretzel Crisps®, Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart™, O-Ke-Doke®, Quitos™ and other brand names along with a number of private label and third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. LNCE-E

About Baptista’s Bakery, Inc.
Baptista's Bakery was established following the sale of Gardetto's Bakery, Inc. to General Mills in 1999.  Gardetto's operated two facilities at the time of the sale, one on Sixth Street in Milwaukee and one on Oakwood Park Drive in Franklin. The Gardetto family retained the Franklin facility, which it built in 1997, and utilized it to establish Baptista’s Bakery. Baptista’s is a product developer and manufacturer of baked, “better for you” snacks for high quality snack companies and retailers across the United States.

Cautionary Information about Forward Looking Statements
This news release contains statements which may be forward looking within the meaning of applicable securities laws. The statements include the expected completion of the acquisition of Baptista’s, the time frame in which the acquisition will occur, and the expected benefits to Snyder’s-Lance from completing the acquisition, including acceleration of its ability to deliver on-trend snacks and product innovation. The statements are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include, among other things, regulatory approval of the proposed acquisition or that other conditions to the closing of the deal may not be satisfied, the potential impact on the business of Baptista’s due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the successful integration and realization of the anticipated benefits from the proposed acquisition, the ability of Snyder’s-Lance to achieve its strategic initiatives, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Snyder’s-Lance’s most recent Annual Report on Form 10-K. Except as required by law, the Snyder’s-Lance undertakes no obligation to update or revise publicly any forward-looking statement as a result of new information, future developments or otherwise.

This news release also includes projections regarding future revenues, earnings and other results which are based upon Snyder’s-Lance’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include general economic conditions; volatility in the price or availability of inputs, including raw materials, packaging, energy and labor; price competition and industry consolidation; changes in our top retail customer relationships; failure to successfully integrate acquisitions; loss of key personnel; failure to execute and accomplish our strategy; concerns with the safety and quality of certain food products or ingredients; adulterated, misbranded or mislabeled products or product recalls; disruption of our supply chain or information technology systems; improper use of social media; changes in consumer preferences and tastes or inability to innovate or market our products effectively; reliance on distribution through a significant number of independent business owners; protection of our trademarks and other intellectual property rights; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest and foreign currency exchange rate volatility and the interests of a few individuals who control a significant portion of our outstanding shares of common stock may conflict with those of other stockholders, which have been discussed in greater detail in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission.